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                                                                   EXHIBIT 10.9

                            INDEMNIFICATION AGREEMENT

         THIS INDEMNIFICATION AGREEMENT is made as of the ____ day of ____________, 1999 between HomePlace of America, Inc., a Delaware corporation (the "Corporation") and _____________________ ("Indemnitee").

                                   WITNESSETH:

         WHEREAS, the Corporation has adopted Sections 12.1 through 12.9 of
Article XII of its bylaws which grant to its officers, directors, employees and agents the indemnification protection described in copies of these Sections of the bylaws which are set forth on Schedule 1 attached hereto (the "Bylaw Indemnification");

         WHEREAS, Indemnitee is a director of the Corporation and as such is performing valuable services for the Corporation; and

         WHEREAS, pursuant to authority granted to the Corporation by its bylaws and to induce Indemnitee to continue to serve as a director of the Corporation, the Corporation is willing to contractually bind itself to extend to Indemnitee the Bylaw Indemnification in accordance with and subject to the terms and conditions of this Agreement;

         NOW, THEREFORE, the parties hereto agree as follows:

         1. COVENANT TO INDEMNIFY INDEMNITEE. The Corporation hereby covenants and agrees to obligate itself to extend to the Indemnitee the Bylaw Indemnification notwithstanding any modification or repeal of any bylaw provision of the Corporation subsequent to the date hereof. Indemnitee agrees to comply with the obligations imposed on him thereunder and, in the event that expenses are to be advanced to Indemnitee by the Corporation pursuant to Section
12.2 of the attached provisions, Indemnitee shall sign and present to the Corporation an undertaking to repay the advance if it shall ultimately be determined that he is not entitled under this Agreement or under law substantially in the form of Schedule 2 attached hereto.

         2. LIMITATION ON IMPACT OF AGREEMENT. Notwithstanding anything contained herein to the contrary, the Corporation shall not in any event be required to indemnify Indemnitee in violation of any applicable provision of the General Corporation Laws of the State of Delaware, as amended, nor shall any provision of this Agreement be construed to deny Indemnitee any rights that he may be entitled to under the laws of the State of Delaware or otherwise.

         3. CONTINUED COVERAGE. The indemnification rights granted herein shall continue after Indemnitee has ceased to be a director, officer, employee or agent of the Corporation for all causes of action against Indemnitee arising out of acts and events occurring prior to the termination of his relationship with the Corporation.

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         4.       SEVERABILITY. Each of the provisions of this Agreement is a separate and distinct agreement and independent of the others, so that if any provision hereof shall be held to be invalid or unenforceable for any reason, such invalidity or unenforceability shall not affect the validity or enforceability of the other provisions and the invalid and unenforceable provision shall be severed from this Agreement.

         5.       MISCELLANEOUS.

         (a) This Agreement shall be interpreted, construed and enforced in accordance with the laws of the State of Delaware.

         (b) This Agreement shall be binding upon Indemnitee and upon the Corporation, its successors and assigns, and shall inure to the benefit of Indemnitee, his heirs and personal representatives and to the benefit of the Corporation, its successors and assigns.

         (c) No amendment, modification, termination or cancellation of this Agreement shall be effective, unless contained in a written instrument signed by the parties hereto. No waiver of any breach or default hereunder shall be deemed to constitute a waiver of any other breach or default nor of the same breach or default on a future occasion.

         (d) Any notices, requests, demands and other communications hereunder shall be in writing and shall be deemed duly delivered if hand delivered or mailed, postage prepaid, by certified mail, return receipt requested, addressed as set forth hereinafter or to such other address as the party may designate in writing:



        To the Corporation:           HomePlace of America, Inc.
                                      3200 Pottery Drive
                                      Myrtle Beach, SC 29577
                                      Attention: President

        To Indemnitee:
                                      ----------------------------------

                                      ----------------------------------

                                      ----------------------------------


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         IN WITNESS WHEREOF, this Agreement has been executed as of the day and year first above written.

                           HOMEPLACE OF AMERICA, INC.


                           By:
                               -------------------------------------------------

                               -------------------------------------------------
                               Its:
                                    --------------------------------------------


                           -----------------------------------------------------
                                               Indemnitee


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                                   SCHEDULE 1

                                   ARTICLE XII

                    INDEMNIFICATION OF OFFICERS AND DIRECTORS

         SECTION 12.1. RIGHT TO INDEMNIFICATION.

         (a) Each person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit, or proceeding, whether civil, criminal, administrative, or investigative (other than an action by or in the right of the Corporation), by reason of the fact that he or she is or was a director or officer of the Corporation, or is or was serving at the request of the Corporation as a director, officer, employee, or agent of another corporation, partnership, joint venture, trust, or other enterprise, shall be entitled to indemnification against expenses (including attorneys' fees), judgments, fines, and amounts paid in settlement to the fullest extent now or hereafter permitted by applicable law as long as such person acted in good faith and in a manner that such person reasonably believed to be in or not be opposed to the best interests of the Corporation; provided, however, that the Corporation shall indemnify any such person seeking indemnity in connection with an action, suit or proceeding (or part thereof) initiated by such person only if such action, suit or proceeding (or part thereof) was authorized by the Board of Directors.

         (b) The Corporation may, but shall not be obligated to, indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit, or proceeding, whether civil, criminal, administrative, or investigative (other than an action by or in the right of the Corporation), by reason of the fact that he or she is or was an employee or agent of the Corporation, or is or was serving at the request of the Corporation as a director, officer, employee, or agent of another corporation, partnership, joint venture, trust, or other enterprise, against expenses (including attorneys' fees), judgments, fines, and amounts paid in settlement to the fullest extent now or hereafter permitted by applicable law.

         SECTION 12.2. ADVANCE PAYMENT OF EXPENSES. Expenses (including reasonable attorneys' fees) incurred by any person who is or was an officer or director of the corporation, or who is or was serving at the request of the Corporation as an officer or director or another corporation, partnership, joint venture, trust or other enterprise, in defending any civil, criminal, administrative or investigative action, suit or proceeding, shall be paid by the Corporation in advance of the final disposition of such action, suit or proceeding upon receipt of an undertaking by or on behalf of such person to repay such amount if it is ultimately determined that he or she is not entitled under applicable law to be indemnified by the corporation. Such expenses incurred by other employees and agents may be so paid upon such terms and conditions, if any, as the Board of Directors deems appropriate.

         SECTION 12.3. EMPLOYEES OR AGENTS. Persons who are not covered by
Section 12.1 and who are or were employees or agents of the Corporation, or who are or were serving at the request of the Corporation as employees or agents of another corporation, partnership, joint

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venture, trust, employee benefit plan or other enterprise, may be indemnified to the extent authorized at any time or from time to time by the Board of Directors.

         SECTION 12.4. CONTRACT RIGHTS. The provisions of this Article shall be a contract between the Corporation and each director or officer to which this Article applies. No repeal or modification of these Bylaws shall invalidate or detract from any right or obligations with respect to any state of facts existing prior to the time of such repeal or modification.

         SECTION 12.5. RIGHTS NON-EXCLUSIVE. The indemnification and advancement of expenses provided by or granted pursuant to this Article shall not be deemed exclusive of any other rights to which those seeking indemnification or advancement of expenses may be entitled under any bylaw, agreement, vote of stockholders or disinterested directors or otherwise, both as to action in his or her official capacity and as to action in another capacity while holding such office.

         SECTION 12.6. INSURANCE. The Corporation may purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against any liability asserted against him or her and incurred by him or her in any such capacity, or arising out of his or her status as such, whether or not the Corporation would have the power to indemnify him or her against such liability under the provisions of this Article or of applicable law.

         SECTION 12.7. DEFINITIONS. For purposes of this Article, references to "the Corporation" shall include, in addition to the resulting corporation, any constituent Corporation (including any constituent of a constituent) absorbed in a consolidation or merger which, if its separate existence had continued, would have had power and authority to indemnify its directors, officers, and employees or agents, so that any person who is or was a director, officer, employee or agent of such constituent corporation, or is or was serving at the request of such constituent Corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, shall stand in the same position under this Article with respect to the resulting or surviving Corporation as he or she would have with respect to such constituent Corporation if its separate existence had continued, and references to "other enterprises" shall include employee benefit plans; references to "fines" shall include any excise taxes assessed on a person with respect to any employee benefit plan; and references to "serving at the request of the Corporation" shall include any service as a director, officer, employee or agent of the Corporation which imposes duties on, or involves services by, such director, officer, employee, or agent with respect to an employee benefit plan, its participants, or beneficiaries; and a person who acted in good faith and in a manner he or she reasonably believed to be in the interest of the participants and beneficiaries of an employee benefit plan shall be deemed to have acted in a manner "not opposed to the best interests of the corporation" as referred to in this Article.

        SECTION 12.8. CONTINUED COVERAGE. The indemnification and advancement of expenses


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provided by, or granted pursuant to this Article shall, unless otherwise provided when authorized or ratified, continue as to a person who has ceased to be a director or officer and shall inure to the benefit of the heirs, executors and administrators of such person.

         SECTION 12.9. CERTAIN LIMITATIONS. Notwithstanding any provision of this Article XII to the contrary, no person who was a director or officer of HomePlace Holding, Inc. or HomePlace of America, Inc., or any of their respective subsidiaries, prior to the effective time of the merger of Waccamaw Corporation with and into HomePlace of America, Inc. shall be entitled to indemnification or advancement of expenses for events or occurrences that occurred prior to such effective time solely by operation of this Article XII.

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                                   SCHEDULE 2

                              UNDERTAKING TO REPAY

         RE: [Description of Action]

         I, ________________, by execution of this instrument do hereby promise and agree to repay all defense costs and expenses advanced to me by HomePlace of America, Inc. (the "Corporation") in connection with the above-referenced action or proceeding if it shall be ultimately determined that I am not entitled under this Agreement or applicable law to be indemnified by the Corporation.

         IN WITNESS WHEREOF, I have hereunto affixed my hand this ___ day of


_________________.

                                       __________________________________ (SEAL)